Vocus Announces Results for First Quarter 2009
Company Achieves 14% Growth in Revenue, 27% Growth in Non-GAAP Operating Income and 76% Growth in
Free Cash Flow

LANHAM, MD: April 21, 2009 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the first quarter ended March 31, 2009.

“Given the difficult macro-economic environment, I’m pleased with our growth in revenue, earnings and free cash flow for the quarter,” said Rick Rudman, President and CEO of Vocus, Inc.  “Looking ahead in 2009, we remain focused on growing revenue, increasing our operating margin and expanding our sales force to better position us for continued success and growth in the PR marketplace.”

Financial Highlights

•	Revenues for the quarter were $20.41 million, a 14% increase over the same period last year;

•	GAAP income from operations was $296,000 for first quarter of 2009, compared to a loss from operations of $(297,000) for the same period last year. GAAP net loss was $(478,000), or $(0.03) per diluted share, for the first quarter of 2009 compared to $(403,000), or $(0.02) per diluted share, for the same period last year;

•	Non-GAAP income from operations for the first quarter of 2009 was $3.65 million compared to $2.88 million for the same period last year. Non-GAAP net income for the first quarter of 2009 was $2.87 million, or $0.15 per diluted share, compared to $2.77 million, or $0.14 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of March 31, 2009 was $41.05 million, compared to $35.78 million at March 31, 2008;

•	Cash flow from operations for the first quarter of 2009 was $8.68 million, a 46% increase over the same period last year;

•	Free cash flow for the first quarter of 2009 was $9.00 million, a 76% increase over the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	224,192 shares of common stock were repurchased in the first quarter of 2009 under the stock repurchase program at an aggregate cost of $3.50 million.

Business Highlights

•	Added 179 net new subscription customers during the quarter compared to 219 net new subscription customers added during the same period last year and ended the first quarter of 2009 with 3,558 total active subscription customers;

•	Signed subscription agreements with new and existing customers including British Dental Health Foundation, Burton Snowboards, Del Monte Foods, Duke University, Federal Reserve Bank of Philadelphia, FavorPals, Hendrick Motorsports, London School of Business, Metropolitan Planning Counsel, Radio Shack, The Refined Feline, The Rooster Crows and Warner Bros. Home Entertainment;

•	Launched Vocus Spring ’09, which includes a new easy-to-use design of journalist and blogger profiles, enhanced reporting capabilities and integrated social media monitoring;

•	Extended the distribution of the PRWeb platform to include several new top-tier online publishers;

•	Launched PRWeb in the UK and announced the availability of its award-winning public relations software in Chinese;

•	Earned several corporate awards and distinctions including recognition as one of America’s 25 Fastest Growing Tech Companies in North America for the second year by Forbes Magazine and a finalist in the Best Online News Category for the prestigious Software & Information Industry Association’s (SIIA) 2009 CODiE Awards.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and revising guidance for the full year 2009 based on information as of April 21, 2009:

•	For the second quarter of 2009, revenue is expected to be in the range of approximately $20.6 million to $20.8 million. Non-GAAP EPS is expected to be in the range of $0.15 to $0.16 assuming an estimated non-GAAP weighted average 19.7 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 15%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.20 per share. GAAP EPS is expected to be in the range of $(0.05) to $(0.04) assuming an estimated weighted average 18.0 million basic and diluted shares outstanding;

•	For the full year of 2009, revenue is expected to be in the range of $84 million to $85 million. Non-GAAP EPS is expected to be in the range of $0.63 to $0.65 assuming an estimated non-GAAP weighted average 19.7 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 19%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.76 per share. GAAP EPS is expected to be in the range of $(0.13) to $(0.11) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $20 million to $21 million. Our non-GAAP cash tax rate for 2009 is expected to be at 3%;

•	The guidance reflects the strengthening of the U.S. dollar which unfavorably impacts expected revenues by approximately $1.5 million for the full year 2009 assuming 2008 average foreign exchange rates. In addition, the guidance does not reflect the future impact of any additional stock repurchases under our stock repurchase program.

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter 2009 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 5, 2009 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 8641782.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 3,500 organizations worldwide and is available in seven languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	March 31,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,429	$73,777
Short-term investments	21,758	15,149
Accounts receivable, net	14,739	9,705
Current portion of deferred income taxes	394	394
Other current assets	3,340	2,630

Total current assets	105,660	101,655
Property, equipment and software, net	4,615	4,650
Long-term investments	––	3,902
Intangible assets, net	5,906	5,416
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	6,097	5,134
Other assets	611	635

Total assets	$139,979	$138,482

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,273	$6,410
Current portion of notes payable and capital lease obligations	185	207
Current portion of deferred revenue	41,775	40,117

Total current liabilities	47,233	46,734
Notes payable and capital lease obligations, net of current portion	188	104
Other liabilities	71	57
Deferred revenue, net of current portion	1,079	928

Total liabilities	48,571	47,823
Commitments and contingencies
Stockholders’ equity:
Common stock	194	197
Additional paid-in capital	129,897	133,759
Treasury stock	(10,783)	(14,900)
Accumulated other comprehensive income	564	545
Accumulated deficit	(28,464)	(28,942)

Total stockholders’ equity	91,408	90,659

Total liabilities and stockholders’ equity	$139,979	$138,482

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2009
	(unaudited)	(unaudited)
Revenues	$17,867	$20,411
Cost of revenues, including amortization of intangible assets of $30 for the three months ended March 31, 2008	3,432	3,907

Gross profit	14,435	16,504
Operating expenses:
Sales and marketing	8,176	9,516
Research and development	1,213	1,157
General and administrative	4,638	5,045
Amortization of intangible assets	705	490

Total operating expenses	14,732	16,208
Income (loss) from operations	(297)	296
Other income (expense):
Interest and other income	595	225
Interest expense	(5)	(6)

Income before provision for income taxes	293	515
Provision for income taxes	696	993

Net loss	$(403)	$(478)

Net loss per share:
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)
Weighted average shares outstanding used in computing per share amounts:
Basic	17,682,504	18,026,397
Diluted	17,682,504	18,026,397

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2008	2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(403)	$(478)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,138	910
Other non-cash charges, net	2,627	3,293
Changes in operating assets and liabilities	2,581	4,958

Net cash provided by operating activities	5,943	8,683
Cash flows from investing activities:
Net change in investments	(9,680)	2,666
Purchases of property and equipment, net	(823)	(339)
Software development costs	––	(43)

Net cash provided by (used in) investing activities	(10,503)	2,284
Cash flows from financing activities:
Purchases of common stock	––	(4,117)
Proceeds from exercise of stock options	605	964
Tax benefit from exercise of stock options	––	703
Payments on notes payable and capital lease obligations	(83)	(138)

Net cash provided by (used in) financing activities	522	(2,588)
Effect of exchange rate changes on cash and cash equivalents	––	(31)

Net increase (decrease) in cash and cash equivalents	(4,038)	8,348
Cash and cash equivalents, beginning of period	56,541	65,429

Cash and cash equivalents, end of period	$52,503	$73,777

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets and stock-based compensation. We define non-GAAP net income as net income excluding amortization of acquired intangible assets and stock-based compensation. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus tax benefits from stock-based compensation. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2009
	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$(297)	$296
Amortization of intangible assets (including $30 in cost of revenues for the three months ended March 31, 2008)	735	490
Stock-based compensation	2,437	2,860

Non-GAAP income from operations	$2,875	$3,646

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(403)	$(478)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended March 31, 2008)	735	490
Stock-based compensation	2,437	2,860

Non-GAAP net income	$2,769	$2,872

Non-GAAP net income per share:
Non-GAAP diluted	$0.14	$0.15
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	19,708,202	19,246,131
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	17,682,504	18,026,397
Treasury stock effect on outstanding equity securities	926,151	376,530
Treasury stock effect on outstanding equity securities of SFAS No. 123R	1,099,547	843,204

Non-GAAP diluted weighted average shares outstanding	19,708,202	19,246,131

Supplemental information of stock-based compensation included in:
Cost of revenues	$265	$345
Sales and marketing	669	857
Research and development	181	215
General and administrative	1,322	1,443

Total stock-based compensation	$2,437	$2,860

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$5,943	$8,683
Purchases of property and equipment, net	(823)	(339)
Software development costs	––	(43)
Tax benefit from exercise of stock options	––	703

Free cash flow	$5,120	$9,004